UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

Amendment to At Market Issuance Sales Agreement with B. Riley Securities Inc.

On May 17, 2022, S&W Seed Company (the “Company”) and B. Riley Securities, Inc. (“B. Riley Securities”) entered into an amendment to that certain At Market Issuance Sales Agreement, dated September 23, 2020, as amended, by and between the Company and B. Riley Securities (the “Sales Agreement”). Pursuant to the Sales Agreement, all references to the aggregate offering price have been increased to $24,600,000. The above description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

On May 17, 2022, the Company also filed an Amendment No. 2 to Prospectus (the “Amendment”) amending the prospectus dated November 2, 2020 (File No. 333-248974) as amended on September 27, 2021 (the “Prospectus”) to increase the aggregate offering price of the shares of its common stock, par value $0.001 per share (“Common Stock”), that may be offered by the Prospectus (the “ATM Shares”) and that may be sold pursuant to the Sales Agreement from an aggregate of $17.1 million to $24.6 million. As of May 16, 2022, the Company has sold 5,641,915 shares of Common Stock pursuant to the Sales Agreement for an aggregate offering price of approximately $17.1 million.

The ATM Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File 333-248974), declared effective by the Securities and Exchange Commission on November 2, 2020 (the “Registration Statement”), and a prospectus, which consists of a base prospectus, dated November 2, 2020, the Prospectus and the Amendment. Sales of the ATM Shares, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for the ATM Shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Company intends to use the net proceeds, if any, from the sale of ATM Shares for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated September 23, 2020, together with Amendment No. 1 and Amendment No. 2 thereto.
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).
EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By:	/s/ Elizabeth Horton
Elizabeth Horton
Chief Financial Officer

Date: May 17, 2022